ARTICLES OF INCORPORATION

OF

ROATAN MEDICAL TECHNOLOGIES, INC.

        That we, the undersigned, have this day associated ourselves for the purpose of forming a corporation under the laws of the State of Nevada pursuant to Nevada Revised Statutes Chapter 78, and do hereby adopt the following Articles of Incorporation.

ARTICLE I
Name of Corporation

        The name of this Corporation shall be Roatan Medical Technologies, Inc.

ARTICLE II
Resident Agent

        This Corporation hereby appoints Corporate Services Company, 516 South 4th Street, Las Vegas, Nevada 89101 with a mailing address of P.O. Box 7346, Las Vegas, Nevada 89125-2346 as Resident Agent of this Corporation. The Board of Directors may, at any time, effect the revocation of this or any other appointment of such agent.

ARTICLE III
Stock

        The authorized capital stock of this Corporation shall be: thirty million (30,000,000) shares of Common Stock, having a par value of $0.01 per share and five million (5,000,000) shares of Preferred Stock, having a par value of $0.25 per share. The board of directors is authorized to fix and determine in a resolution the classes, series and numbers of each class or series as provided in NRS 78.195 and 78.196.

ARTICLE IV
Board of Directors

        The business and affairs of this Corporation shall be conducted by a Board of Directors of not less than one (1) not more than seven (7) members, as established from time to time by said Board. The following named persons and their addresses shall constitute the first Board of Directors, the size of which is set at three:

Wilhelm H. Liesner 400 N. St. Paul, Suite 950 Dallas, Texas 75201
Vann Phillips 400 N. St. Paul, Suite 950 Dallas, Texas 75201
Tanja Leonard 400 N. St. Paul, Suite 950 Dallas, Texas 75201

ARTICLE V
Incorporators

        The incorporator of the Corporation and his address is as follows:

Gary R. Blume, Esq. Gary R. Blume, P.C. 11801 North Tatum Boulevard, Suite 108 Phoenix, Arizona 85028

        IN WITNESS WHEREOF, the undersigned have caused these Articles to be executed as of the 20th day of June, 1996.

        /s/ Gary R. Blume
        Gary R. Blume

STATE OF ARIZONA )
                                    ) ss
County of Maricopa

        On this, the 20th day of June, 1996 before me, the undersigned Notary Public, personally appeared Gary R. Blume, known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same for the purpose therein contained.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Lori A. VanDaele
Notary Public

My Commission Expires:

        11/4/99

ARTICLES OF MERGER
OF
ROATAN MEDICAL TECHNOLOGIES, INC.
a Utah corporation, CO#057082

INTO
ROATAN MEDICAL TECHNOLOGIES, INC.
A Nevada CORPORATION,

        Pursuant to the Utah Revised Business Corporation Act § 16-10a-1105, the undersigned corporations, by and through the undersigned officers, hereby set forth the following Articles of Merger:

        1.     Plan of Merger. The plan of merger is set forth on Exhibit A attached hereto and is incorporated herein by this reference. Roatan Medical Technologies, Inc., a Nevada corporation, is the Surviving Corporation.

        2.     Outstanding Shares. The number of shares outstanding for each corporation named in the plan of merger was as follows:

Roatan Medical Technologies, Inc. a Utah corporation	3,480,000
Roatan Medical Technologies, Inc. a Nevada corporation	0

        3.     Approvals. All issued and outstanding shares of Roatan Medical Technologies, Inc., a Utah corporation, were voted in favor of the plan of merger. There are no shareholders of Roatan Medical Technologies, Inc., a Nevada corporation.

        4.     Agreements. The Surviving Corporation hereby agrees that:

                (a)     it may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of the disappearing corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of such disappearing corporation against the Surviving Corporation;

                (b)     the Utah Secretary of State may accept service in any such proceeding on behalf of the Surviving Corporation, or service may be had on this Corporation's agent as appointed in its application for authority to do business in the state of Utah; and

                (c)     it will pay to any dissenting shareholder of the disappearing corporation the amount, if any, to which such dissenting shareholder may be entitled under the provisions of § 16-10a-1302, 16-10a-1303 et seq. of the Utah Revised Business Corporation Act, as amended.

1

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day of July , 1996.

Roatan Medical Technologies, Inc. a Utah corporation
By: /s/ Wilhelm Liesner President
By: /s/ Tanya Leonard Secretary
Roatan Medical Technologies, Inc. a Nevada corporation
By: /s/ Wilhelm Liesner President
By: /s/ Tanya Leonard Secretary

STATE OF Texas     )
                                 )SS.
County of Dallas        )

        On this, the_______ day of July, 1996, before me, the undersigned Notary Public, personally appeared Wilhelm Liesner and Tanya Leonard, the President and Secretary of Roatan Medical Technologies, Inc., a Utah corporation, and acknowledged to me that they, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by themselves as such officers.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Denise M. Schleizer Notary Public

My Commission Expires:

    8-24-97

2

STATE OF Texas      )
                                  )SS.
County of Dallas         )

        On this, the _________ day of July, 1996, before me, the undersigned Notary Public, personally appeared Wilhelm Liesner and Tanya Leonard, the President and Secretary of Roatan Medical Technologies, Inc., a Nevada corporation, and acknowledged to me that they, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by themselves as such officers.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Denise M. Schleizer Notary Public

My Commission Expires:

    8-24-97

3

AGREEMENT AND PLAN OF MERGER

                AGREEMENT AND PLAN OF MERGER made as of the 9th day of July, 1996 by and between Roatan Medical Technologies, Inc., a Utah corporation (hereinafter referred to as "Old Company" or as a "Constituent Corporation") ("Roatan Utah"), and Roatan Medical Technologies, Inc., a Nevada corporation (hereinafter referred to as "New Company" or as a "constituent Corporation") ("Roatan Nevada").

                WHEREAS, Old Company has determined that it is in the best interest of Old Company to change the state of its incorporation from the State of Utah to the State of Nevada; and

                WHEREAS, Old Company has caused New Company to be formed and desires to merge with and into New Company for the purpose of accomplishing such change, and New Company desires to merge with Old Company pursuant to Nevada Revised Statutes, no shares having been issued by New Company (the "Merger"), upon the terms, and subject to the conditions, set forth in this Agreement and Plan of Merger thereinafter called the "Agreement") in accordance with the laws of the State of Nevada and the State of Utah; and

                WHEREAS, the authorized capital stock of Old Company consists of thirty million (30,000,000) shares of common stock, par value $0.01 (hereinafter called the "Old Company Common Stock"), of which three million, four hundred eighty (3,480,000) shares are issued and outstanding (as may hereafter be adjusted for any change in the number of shares of Old Company Common Stock) and five million (5,000,000) shares of preferred stock, par value $0.25 (hereinafter called the "Old Company Preferred Stock"), of which zero (0) shares are issued and outstanding; and

                WHEREAS, the authorized capital stock of New Company consists of thirty million (30,000,000) shares of common stock, $0.01 par value (hereinafter called the "New Company Common Stock"), and five million (5,000,000) shares of preferred stock, $0.25 par value, none of which shares are outstanding as of the date hereof; and

                WHEREAS, the Boards of Directors of Old Company and New Company by resolutions duly adopted have approved the terms of this Agreement and Plan of the Merger and have directed the submission of this Agreement to the stockholders of Old Company for approval;

                NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions herein contained, the parties hereto agree as follows:

ARTICLE I

THE MERGER

                1.1     At the Effective Time as defined in Section 4.1 hereof, Old Company shall be merged with and into New Company which shall be the surviving corporation and New Company at such time shall merge Old Company with and into New Company. The corporate existence of New Company with all its purposes, powers, and objects shall continue unaffected and unimpaired by the Merger and New Company as it shall be constituted after the Effective Time is herein called the "Surviving Corporation." The Surviving Corporation shall, from and after the Effective Time, possess all of the rights, privileges, powers, and franchises of a public, as well as a private, nature and be subject to and liable for all the restrictions, disabilities, debts, liabilities, obligations, penalties and duties of each of the Constituent Corporations and all of the rights, privileges, powers, and franchises of each of the Constituent Corporations in all property, real, personal, or mixed, and all debts due either of the Constituent Corporations on whatever account, including stock subscriptions and other things in action and all or every other interest of or belonging to either of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed; and the title to any real estate, whether vested by deed or otherwise in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger, and no liability or obligation due or to become due at the Effective Time or any claim or demand for any cause then existing or action or proceeding pending by or against either of the Constituent Corporations or any shareholder, officer or director thereof shall be released or impaired by the Merger and all rights of creditors and liens upon property of either of the Constituent Corporations shall be preserved unimpaired, all in accordance with, and with the effect stated in Section §§ 78.45-78.166 of the Nevada Revised Statutes, as amended. The separate existence and corporate organization of Old Company shall cease upon the Effective Time and thereupon Old Company and New Company shall be a single corporation, New Company.

                1.2     If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further assignment, assurance in law, or any other things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Corporation, the title to any property or right of Old Company acquired or to be acquired by reason of or as a result of the Merger, Old Company and its proper officers and directors will, upon notice, execute and deliver such proper deeds, assignments, and assurances reasonably requested by the Surviving Corporation and do all things necessary or advisable to vest, perfect, or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the intent and purposes of this Agreement and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Old Company or otherwise to take any and all such action.

ARTICLE II

CERTIFICATE OF INCORPORATING; BYLAWS; BOARD OF
DIRECTORS; OFFICERS

                2.1     The Certificate of Incorporation of New Company as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until the same shall be amended as provided by law.

                2.2     The Bylaws of New Company as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until the same shall thereafter be altered, amended, or repealed in accordance with law, the Certificate of Incorporation of the Surviving Corporation, or said Bylaws.

                2.3     From and after the Effective Time the officers and directors of Old Company immediately prior to the Effective Time shall serve in their respective capacities as the officers and directors of the Surviving Corporation, each to serve until his respective successor shall have been duly elected and qualified.

                2.4     The laws which are to govern the Surviving Corporation are the laws of the State of Nevada.

ARTICLE III

CONVERSION OF SHARES

                3.1     At the Effective Time each one (1) share of Old Company Common Stock issued and outstanding immediately prior to the Effective Time then held by each Old Company shareholder of record shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of New Company Common Stock.

                3.2     All agreements of any kind governing the Old Company Common Stock are adopted by New Company at the Effective Time and shall apply to and burden and benefit the New Company Common Stock.

                3.3     Within a reasonable time after the Effective Time, each holder of Old Company Common Stock prior to the Merger shall surrender to the Surviving Corporation each certificate (the "Certificates") representing such Old Company Common Stock prior to the Merger and shall receive n exchange therefor a certificate or certificates representing the shares of stock of the Surviving Corporation into which such Old Company Common Stock shall have been converted. Except as otherwise provided by law, at and after the Effective Time, each holder of a Certificate shall cease to have any rights as a shareholder of Old Company, except for the right to surrender such Certificate in exchange for shares of stock of the Surviving Corporation as provided herein.

ARTICLE IV

PROCEDURE TO EFFECT MERGER

                4.1     The term "Effective Time" as used herein shall mean the time on the day on which this Agreement shall become effective in accordance with the laws of the State of Nevada. Each of the Constituent Corporations hereby agrees to do promptly all of such acts, and to take promptly all such measures as may be appropriate to enable it to perform as early as practicable the covenants and agreements herein provided to be performed by it.

                4.2     This Agreement may be terminated by the mutual consent of the Boards of Directors of the Constituent Corporations whether before or after approval of this Agreement by the stockholders of Old Company.

                4.3     A copy of this Agreement or a Certificate of Merger with respect thereto shall be filed in the office of the Secretary of State of the State of Nevada and in the office of the Secretary of State of the State of Utah, Duplicate copies of this Agreement, certified by the appropriate authorities, if necessary or desirable, shall be filed or recorded in such other offices or places as shall be required by the laws of the State of Nevada and the State of Utah.

ARTICLE V

MISCELLANEOUS

                5.1     This Agreement may be executed in several counterparts each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument representing the agreement between the parties hereto.

                5.2     Except as otherwise provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the Constituent Corporations or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

                5.3     This Agreement and legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Nevada.

        IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement and Plan of Merger to be signed in its corporate name by its duly authorized officers all as of the date first above written.

Roatan Medical Technologies, Inc. a Nevada corporation
By: /s/ Wilhelm Liesner President

ATTEST:
/s/ Tanya Leonard Secretary
Roatan Medical Technologies, Inc. a Utah corporation
By: /s/ Wilhelm Liesner President
ATTEST:
/s/ Tanya Leonard Secretary

        I, /s/ Tanya Leonard, Secretary of Roatan Medical Technologies, Inc., a Nevada corporation organized and existing under the laws of the State of Nevada, hereby certify, as such secretary, that the Agreement and Plan of Merger to which this certificate is attached, after having first being duly signed on behalf of the said corporation and having been signed on behalf of Roatan Medical Technologies, Inc., a corporation of the State of Utah, was duly adopted pursuant to Section 78.454 of the Nevada Revised Statutes, without any vote of the stockholders of the surviving corporation; and that no shares of the corporation were issued prior to the adoption by the Board of Directors of the surviving corporation of the resolution approving the Agreement and Plan of Merger, and that Section 78.454 of the Nevada Revised Statutes, is applicable; and that the Agreement and Plan of Merger was adopted by action of the Board of Directors of said Roatan Medical Technologies, Inc., a Nevada corporation, and is the duly adopted agreement and act of the said corporation.

        WITNESS my hand on this 9 day of July, 1996.

                                                                                                        /s/ Tanya Leonard
                                                                                                        Secretary

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)

1.     Name of corporation: Roatan Medical Technologies, Inc.

2.     The articles have been amended as follows (provide article numbers, if available):.

                The name of the corporation is:
                            Technology Acquisition Corporation

3.     The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 2,944,000 or 6.4%.1

4.     Signatures (Required):

/s/ Wilhelm Liesner, Pres.                         /s/ Tanya Leonard
President and Vice President and             Secretary or Asst. Secretary

________________________

[1]	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1.     Name of corporation:

TECHNOLOGY ACQUISITION CORPORATION

2.     The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3.     The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

30,000,000 SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE
5,000,000 SHARES OF PREFERRED STOCK, $0.25 PAR VALUE PER SHARE

4.     The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE
5,000,000 SHARES OF PREFERRED STOCK, $0.25 PAR VALUE PER SHARE

5.     The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series.

0

6.     The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

NONE

7.     Effective date of filing (optional): 5/21/04
                                                                    (must not be later than 90 days after the certificate is filed)

8.     Officer Signature: /s/ Steve Obana                                                             CFO
                                                            Signature                                                                                                            Title

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

                    TECHNOLOGY ACQUISITION CORPORATION

2.     The articles have been amended as follows (provide article numbers, if available):

        I.         Shall be and read as follows:
                                "The name of this corporation is Minrad International, Inc.".

3.     The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 4,643,750 shares or 91%1

4.     Effective date of filing (optional):

5.     Officer Signature (required): /s/ John S. Kinney, President

__________________________

[1]	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

Articles of Exchange
(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1.     Name and jurisdiction of organization of each constituent entity (NRS 92A.200).

        Name of acquired entity:     Minrad Inc.
        Jurisdiction: Delaware
        Entity type: Corporation

and,

        Name of acquiring entity:     Minrad International, Inc.
        Jurisdiction: Nevada
        Entity type: Corporation

2.     The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

3.     Owner's approval (NRS 92A.200)(options a, b, or c must be used for each entity)

(a) Owner's approval was not required from:

Name of acquired entity, if applicable
and, or;
Name of acquiring entity, if applicable

(b) the plan was approved by the required consent of the owners of1:

Name of acquired entity, of applicable: Minrad Inc.
and, or;
Name of acquiring entity, if applicable: Minrad International, Inc.

(c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Name of acquired entity, if applicable
and, or;
Name of acquiring entity, if applicable

4. Location of Plan of Exchange (check a or b):

__________________________

[1]	Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

        (a) The entire plan of exchange is attached;

X     (b) The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

5.     Signatures:

        Name of acquired entity: Minrad Inc.

        Signature: /s/ Richard Tamulski

        Name of acquiring entity: Minrad International, Inc.

        Signature: /s/ John S. Kinney